 EXHIBIT 15.1

November 8, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Registration Statements on Form S-8 (No. 033-52387, No. 333-127223, No. 333-51418, No. 333-49392, No. 333-47194, No. 333-47665, No. 333-47667, No. 033-65932, No. 033-65930, and No. 033-28534)

Commissioners:

We are aware that our reports dated November 8, 2006 on our review of interim financial information of AllianceBernstein Holding L.P. (the “Company”) and AllianceBernstein L.P. for the three and nine month periods ended September 30, 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006 are incorporated by reference in its Registration Statements referred to above.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
New York, New York